  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 1997


                                                 REGISTRATION NO. 333-21101

-----------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                  AMENDMENT NO. 1
                                        TO
                                      FORM S-3
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933
                                 SARA LEE CORPORATION
                (Exact name of registrant as specified in its charter)

         MARYLAND                      36-2089049
    (State of incorporation)      (I.R.S. Employer Identification Number)
                             THREE FIRST NATIONAL PLAZA,
                                     Suite 4600,
                             Chicago, Illinois 60602-4260
                                    (312) 726-2600
     (Address, including zip code, and telephone number, including area code, of
                      Registrant's principal executive offices)
                                                    with a copy to
            JANET L. KELLY, ESQ.                    ARTHUR D. STOUT
    Senior Vice President, Secretary and     Squadron, Ellenoff, Plesent &
              General Counsel                       Sheinfeld, LLP
      Sara Lee Corporation, Three First            551 Fifth Avenue
         National Plaza, Suite 4600,            New York, New York 10176
        Chicago, Illinois 60602-4260                (212) 661-6500
               (312) 558-8503

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
    -----

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
                                            --

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  (   )

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  (   )

    If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.  (   )

                           CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------
                                      PROPOSED       PROPOSED
TITLE OF EACH CLASS OF   AMOUNT         MAXIMUM        MAXIMUM       AMOUNT OF
  SECURITIES TO BE       TO BE       OFFERING PRICE   AGGREGATE    REGISTRATION
     REGISTERED        REGISTERED(1)   PER UNIT(2)  OFFERING PRICE     FEE
--------------------------------------------------------------------------------
   Common Stock,
 $1.331/3 par value
(including Preferred
   Stock Purchase
Rights) . . . . . .       82,383         $39.13     $3,223,234.88     $976.74
--------------------------------------------------------------------------------
(1) Maximum number of shares which may be offered.
(2) The price per share, estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c), is based on the average of the high and low prices per share as reported on the New York Stock Exchange Composite Transaction Tape on February 3, 1997.

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on the 13 day of June, 1997.

                                       SARA LEE CORPORATION


                                       By: /s/ Janet Langford Kelly
                                          ---------------------------
                                            Janet Langford Kelly
                                            Senior Vice President, Secretary
                                            and General Counsel

                                  POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated.


    Signatures                         Capacity                  Date
    ----------                         --------                  ----

/s/ John H. Bryan
--------------------------    Chairman of the Board,          June 13, 1997
 John H. Bryan                Chief Executive Officer
                              and Director

/s/ Michael E. Murphy
----------------------------  Vice Chairman and Chief         June 13, 1997
Michael E. Murphy             Administrative Officer
                              and Director

/s/ Donald J. Franceschini
---------------------------   Vice Chairman                   June 13, 1997
    Donald J. Franceschini    and Director

/s/ C. Steven McMillan
----------------------------  President and Director         June 13, 1997
  C. Steven McMillan

/s/ Frank L. Meysman
----------------------------   Executive Vice President      June 13, 1997
    Frank L. Meysman           and Director

/s/ Judith A. Sprieser
----------------------------   Senior Vice President and      June 13, 1997
    Judith A. Sprieser          Chief Financial Officer

/s/ Wayne R. Szypulski
----------------------------   Vice President and             June 13, 1997
    Wayne R. Szypulski         Controller

/s/ *
----------------------------   Director                       June 13, 1997
  Paul A. Allaire

/s/ *
----------------------------   Director                       June 13, 1997
    Frans H.J.J. Andriessen

/s/ *
----------------------------   Director                       June 13, 1997
    Duane L. Burnham

/s/ *
----------------------------   Director                       June 13, 1997
    Charles W. Coker

/s/ *
----------------------------   Director                       June 13, 1997
    Willie D. Davis

/s/ *
----------------------------   Director                       June 13, 1997
    Allen F. Jacobson

/s/ *
----------------------------   Director                       June 13, 1997
    Vernon E. Jordan, Jr.

/s/ *
----------------------------   Director                       June 13, 1997
    James L. Ketelsen

/s/ *
----------------------------   Director                       June 13, 1997
    Hans B. van Liemt

/s/ *
----------------------------   Director                       June 13, 1997
    Joan D. Manley

/s/ *
----------------------------   Director                       June 13, 1997
    Newton N. Minow

/s/ *
----------------------------   Director                       June 13, 1997
    Sir Arvi H. Parbo

/s/ *
----------------------------   Director                       June 13, 1997
    Rozanne L. Ridgway

/s/ *
----------------------------   Director                       June 13, 1997
    Richard L. Thomas

*By R. Henry Kleeman as Attorney-in-Fact pursuant to Powers of Attorney executed by the directors listed above, which Powers of Attorney have been filed with the Securities and Exchange Commission

                                           /s/ R. Henry Kleeman
                                          ------------------------
                                               R. Henry Kleeman
                                               As Attorney-in-Fact